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                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                                CORESTAFF, INC.,



                      CORESTAFF ACQUISITION SUB #12, INC.,



                           SAGE I.T. PARTNERS, INC.,



                                      AND



                  THE SHAREHOLDERS OF SAGE I.T. PARTNERS, INC.





                               December 23, 1997



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                              TABLE OF CONTENTS

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
                                                        ARTICLE I

                                                       DEFINITIONS

                                                        ARTICLE II

                                             CLOSING AND POST CLOSING MATTERS
                 2.1      THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.2      MERGER; CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.3      EFFECTIVE TIME OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.4      ARTICLES OF INCORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.5      BY-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.6      DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.7      OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.8      OTHER EFFECTS ON CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.9      SAGE OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.10     RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.11     AGREEMENT  TO VOTE SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.12     DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.13     ADDITIONAL AGREEMENTS; REASONABLE EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.14     DISSENTERS RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.15     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE III

                                        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                                                    CONCERNING THE TRANSACTION
                 3.1      AUTHORIZATION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.2      NONCONTRAVENTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.3      BROKER'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.4      SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES OF CORESTAFF
                                                    CONCERNING THE TRANSACTION
                 4.1      ORGANIZATION OF CORESTAFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 4.2      AUTHORIZATION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
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                          AGREEMENT AND PLAN OF MERGER
                                     - i -
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
                 4.3      NONCONTRAVENTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 4.4      BROKER'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE V

                                  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
                 5.1      ORGANIZATION, QUALIFICATION, AND CORPORATE POWER  . . . . . . . . . . . . . . . . . . . . .  14
                 5.2      CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.3      NONCONTRAVENTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.4      SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.5      FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.6      EVENTS SUBSEQUENT TO MOST RECENT FINANCIAL STATEMENTS.  . . . . . . . . . . . . . . . . . .  15
                 5.7      UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.8      TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.9      TANGIBLE ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.10     REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.11     REAL PROPERTY LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.12     INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.13     CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.14     NOTES AND ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 5.15     POWERS OF ATTORNEY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 5.16     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 5.17     LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 5.18     EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 5.19     EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 5.20     GUARANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.21     ENVIRONMENT, HEALTH, AND SAFETY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.22     LEGAL COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 5.23     CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY . . . . . . . . . . . . . . . . . . . . . .  32
                 5.24     BROKERS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.25     DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.26     BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.27     COMPLIANCE WITH THE LETTER OF INTENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.28     PAYMENTS TO OFFICIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE VI

                                                  PRE-CLOSING COVENANTS
                 6.1      GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 6.2      NOTICES AND CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 6.3      OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 6.4      PRESERVATION OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 6.5      FULL ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - ii -
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
                 6.6      NOTICE OF DEVELOPMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.7      EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.8      PREPARATION OF FINANCIAL STATEMENTS;
                                  DELIVERY OF FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.9      DELIVERY OF SCHEDULES; ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                       ARTICLE VII

                                                   ADDITIONAL COVENANTS
                 7.1      GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 7.2      LITIGATION SUPPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 7.3      TRANSITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.4      CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.5      MONITORING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.6      LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.7      ADDITIONAL TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.8      COVENANT NOT TO COMPETE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 7.9      CONDUCT OF BUSINESS DURING EARN-OUT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                       ARTICLE VIII

                                            CONDITIONS TO OBLIGATIONS TO CLOSE
                 8.1      CONDITIONS TO OBLIGATION OF CORESTAFF . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 8.2      CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE IX

                                         REMEDIES FOR BREACHES OF THIS AGREEMENT
                 9.1      SURVIVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 9.2      INDEMNIFICATION PROVISIONS FOR BENEFIT OF CORESTAFF . . . . . . . . . . . . . . . . . . . .  41
                 9.3      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDERS  . . . . . . . . . . . . . . . .  43
                 9.4      MATTERS INVOLVING THIRD PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 9.5      DETERMINATION OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 9.6      EXCLUSIVE REMEDY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 9.7      PAYMENT; GENERAL RIGHT OF OFFSET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 9.8      TAX DISPUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE X

                                                       TERMINATION
                 10.1     TERMINATION OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
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                          AGREEMENT AND PLAN OF MERGER
                                    - iii -
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
                 10.2     EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                        ARTICLE XI

                                                      MISCELLANEOUS
                 11.1     THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 11.2     PRESS RELEASES AND ANNOUNCEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.3     NO THIRD-PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.4     ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.5     SUCCESSION AND ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.6     FACSIMILE/COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.7     HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 11.8     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 11.9     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.10    AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.11    SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.12    EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.13    CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.14    INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES . . . . . . . . . . . . . . . . . . . . .  50
                 11.15    SPECIFIC PERFORMANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.16    SUBMISSION TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - iv -
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                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES


                                    EXHIBITS

Exhibit A                 Financial Statements
Exhibit B                 Form of Employment Agreement
Exhibit C                 Form of Employee Non-Competition Agreement
Exhibit D                 Form of Opinion of Company's Legal Counsel
Exhibit F                 Form of Opinion of Buyer's Legal Counsel
Exhibit 4(l)              Form of Nondisclosure Agreement


                                    ANNEXES

Annex I  Determination of EBIT


                                   SCHEDULES

Disclosure Schedule





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER dated as of December 23, 1997 (this "Agreement"), among CORESTAFF, Inc., a Delaware corporation ("CORESTAFF" or the "Buyer"), CORESTAFF Acquisition Sub #12, Inc., a Delaware corporation and wholly-owned subsidiary of CORESTAFF ("Merger Sub"), Sage I.T. Partners, Inc., a California corporation (the "Company" or "Target," which, for the purposes of this Agreement, shall be deemed to include the Subsidiaries (as defined herein) except where the context indicates otherwise), and the shareholders of the Company named on the signature page hereto (the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the capital stock of the Company; and

         WHEREAS, the persons listed in Section 5.2 of the Disclosure Schedule as the optionholders (the "Optionholders") are the sole owners of outstanding Sage Options; and

         WHEREAS, the parties hereto deem it advisable and in the best interests of their respective companies and shareholders to consummate the merger of Merger Sub with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, for federal income tax purposes it is intended that the Merger shall be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and agreements made by each to the other in connection with the transactions described in this Agreement, including certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

                 "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

                 "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                 "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                 "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                 "BUYER" has the meaning set forth in the preface above.

                 "CASH PORTION OF THE PURCHASE PRICE" has the meaning set forth in Section 2.2(a) below.

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "CLOSING" shall have the meaning set forth in Section 2.15.

                 "CLOSING DATE" shall have the meaning set forth in Section
2.15.

                 "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

                 "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Target including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

                 "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

                 "CUSTOMER CONTRACT OR AGREEMENT" means any contract or agreement of Target related to (a) information technology or computer support services, training, education and change management services; (b) maintenance contracts for application software; (c) maintenance support arrangements, (d) reengineering and refurbishment arrangements; (e) consulting arrangements; (f) any other contract computer support services arrangement; and (g) agreements related to any other services provided by Target.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                 "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5 below.

                 "DOCUMENTATION" has the meaning set forth in Section 5.12 below.

                 "EARN-OUT PAYMENT" has the meaning set forth in Section 2.2(b) below.

                 "EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in
Section 2.2(c) below.

                 "EARN-OUT PAYMENT DISAGREEMENT NOTICE" has the meaning set forth in Section 2.2(c) below.

                 "EARN-OUT PERIOD" has the meaning set forth in Section 2.2(b) below.

                 "EBIT" means earnings before interest and taxes (prepared on an accrual basis of accounting and in accordance with GAAP, as consistently applied with the past practice of Metamor Technologies, Ltd.), plus mutually agreed upon "ADJUSTMENTS" and "ADDBACKS" during the Earn-Out Period (as defined in Section 2(c) below), and as determined by Annex I attached hereto.

                 "EFFECTIVE TIME" shall have the meaning set forth in Section
2.3.

                 "E&Y EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in Section 2.2(c) below.

                 "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

                 "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

                 "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

                 "EPA" shall mean the United States Environmental Protection Agency.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EVALUATION LICENSE " has the meaning set forth in Section
5.12 below.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg.
Section 1.1502-19.

                 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

                 "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5.

                 "FIRST EARN-OUT PAYMENT" has the meaning set forth in Section 2.2(b) below.

                 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 "GOVERNMENTAL AUTHORITY" shall mean any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

                 "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4 below.

                 "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4 below.

                 "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, and documentation, (e) to the extent legally protectable, trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) to the extent legally protectable, other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

                 "JOINT AND SEVERAL" has the meaning set forth in Section 11.1 below.

                 "KNOWLEDGE" means actual knowledge after reasonable investigation and inquiry, which inquiry shall include an inquiry of the employees of Target with responsibility for the matters in question.

                 "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 "LICENSES" has the meaning set forth in Section 5.12 below.

                 "MERGER CONSIDERATION" has the meaning set forth in Section 2.2(a) below.

                 "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

                 "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5 below.

                 "MOST RECENT FISCAL YEAR END" has the meaning set forth in
Section 5.5 below.

                 "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

                 "NET WORKING CAPITAL" means total current assets less total current liabilities of Target (including but not limited to all deferred taxes), further reduced by (i) any long-term debt of Target, as determined in accordance with GAAP, consistently applied and (ii) Transaction Expenses of the Shareholders and/or the Company over $25,000 that are liabilities of the Company. The Net Working Capital shall also be adjusted for the net affect on Net Working Capital of any compensation charge or expense attributable to options awarded on or prior to the date of Closing.

                 "OPTIONHOLDER" has the meaning set forth in the recitals above.

                 "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 "PARTY" has the meaning set forth in the preface above.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                 "REPORTABLE EVENT" has the meaning set forth in ERISA Sec.
4043.

                 "REQUISITE SHAREHOLDERS" means Shareholders holding a majority in interest of the Shares as set forth in Section 4(b) of the Disclosure Schedule.

                 "SAGE OPTIONS" shall mean all outstanding options to purchase Company Common Stock as described in Section 5.2 of the Disclosure Schedule.

                 "SECOND EARN-OUT PAYMENT" has the meaning set forth in Section 2.2(b) below.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                 "SEVERAL" has the meaning set forth in Section 11.1 below.

                 "SHAREHOLDER" has the meaning set forth in the preface above.

                 "SHAREHOLDERS" has the meaning set forth in the preface above.

                 "SHARES" means the shares of the Company Common Stock.

                 "SOURCE CODE LICENSE" has the meaning set forth in Section
5.12 below.

                 "SOURCE CODE LICENSEES" has the meaning set forth in Section
5.12 below.

                 "SOFTWARE PROGRAMS" has the meaning set forth in Section 5.12 below.

                 "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                 "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                 "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                                  ARTICLE II

                        CLOSING AND POST CLOSING MATTERS

         2.1 THE MERGER. In reliance upon the representations, warranties, covenants and agreements of the parties set forth herein and upon the terms and subject to the conditions of this Agreement, at the Closing, Merger Sub shall be merged with and into the Company (the "Merger"), with the Company being the surviving corporation (the "Surviving Corporation").

         2.2     MERGER; CONSIDERATION.

                 (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock, each Shareholder and Optionholder, in consideration for all of the Company Common Stock owned or held by such Shareholder and the cancellation of all Sage Options held by such Optionholder, shall receive, upon the surrender of the certificates formerly representing such shares and/or the agreements representing such Sage Options, (i) an amount in cash, representing (A) such Shareholders or Optionholders proportionate interest in the Company (treating all shares of the Company Common Stock issuable upon the exercise of any option, warrants or other rights and upon conversion of any other rights as outstanding for such purpose) and (B) an aggregate sum of $10,000,000 (the "Cash Portion of the Purchase Price") and (ii) a proportionate share of the Earn-Out Payment (as hereinafter defined) (collectively, the "Merger Consideration"). The Cash Portion of the Purchase Price payable to each Optionholder shall be reduced by the respective exercise price for each Sage Option. The proportionate share of the Earn-Out Payment, if any, shall reflect each Shareholder and Optionholder's proportionate interest in the Company (treating all shares of the Company Common Stock issuable upon the exercise of any options, warranties or other rights and upon conversion of any other rights as outstanding for such purpose).

                 (b) In addition to the Cash Portion of the Purchase Price, CORESTAFF agrees to pay to the Shareholders and Optionholders, if earned, the following earned payout amounts (the "Earn-Out Payment"):

                          (i) an earned payout amount (the "First Earn-Out Payment") equal to the product of 2.0 multiplied by the EBIT of the Company for the twelve (12) month period ending December 31, 1998 (subject to adjustment as set forth below); and

                          (ii) an additional amount (the "Second Earn-Out Payment") equal to the product of 1.4 multiplied by the EBIT of the Company for the twelve (12) month period ending December 31, 1999.

                 The First Earn-Out Payment and the Second Earn-Out Payment are collectively referred to herein as the "Earn-Out Payments." In no event shall the Earn-Out Payments exceed $35,000,000 in the aggregate.

                 The period from January 1, 1998 to December 31, 1999 shall be referred to as the "Earn-Out Period."





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (c) The First Earn-Out Payment and the Second Earn-Out Payment shall be payable by CORESTAFF to the Shareholders in cash by March 15, 1999 and 2000, respectively, and shall be based on the internally-generated financial statements (which have been prepared under the direction of CORESTAFF) of the Company for the Earn- Out Period. In the event there is a dispute between CORESTAFF and the Shareholders regarding the Earn-Out Payment, the Earn-Out Payment shall be determined by Ernst & Young, LLP in accordance with this Agreement (at the expense of CORESTAFF), which determination (each an "E&Y Earn-Out Payment Determination") shall be submitted in writing to CORESTAFF and the Shareholders no later than February 15, 1999, in the case of the First Earn-Out Payment, and February 15, 2000, in the case of the Second Earn-Out Payment. If, within five (5) days after receipt of an E&Y Earn-Out Payment Determination, CORESTAFF and/or the Shareholders delivers written notice to the other Party that such Party disagrees with the E&Y Earn-Out Payment Determination (an "Earn-Out Payment Disagreement Notice"), then CORESTAFF and the Shareholders shall attempt in good faith to mutually determine the correct amount of the Earn-Out Payment within five (5) days after CORESTAFF and/or Shareholders delivers the Earn-Out Payment Disagreement Notice to the other Party. If CORESTAFF and Shareholders cannot in good faith mutually determine the amount of the Earn-Out Payments within such period, then CORESTAFF and Shareholders shall have ten (10) days following their receipt of such determination to object in good faith to the Earn-Out Payment, in which event the item or items in dispute shall be resolved by another "Big Six" (as combined from time-to-time) accounting firm mutually acceptable to CORESTAFF and Shareholders (whose decision shall be conclusive and binding on the Parties with respect to such disputed item(s)). Any adjustment in the Earn-Out Payment determined by such "Big Six" accounting firm shall be made within ten (10) days following such resolution. In the event such resolution would result in an increase in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by CORESTAFF. Conversely, in the event that such "Big Six" accounting firm determines that such resolution would result in a decrease in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by Shareholders. In the event that such "Big Six" accounting firm determines that no changes shall be made to the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid by the Party requesting such dispute resolution.

                 (d) The Net Working Capital of the Company will be determined in accordance with GAAP, by the Parties on or before thirty
         (30) days after the time of Closing and shall be based on the Company's financial statements as of the Closing, which shall have been provided to CORESTAFF. In the event that the Net Working Capital as of December 31, 1997 is less than $900,000, the First-Earn-Out Payment shall be adjusted on a dollar-for-dollar basis downward. In the event there is a dispute between CORESTAFF and Shareholders regarding the Net Working Capital of the Company as of the date thirty
         (30) days after the time of the Closing, Ernst & Young, LLP shall prepare the calculation of the Net Working Capital of the Company (at the expense of CORESTAFF), which calculation shall be submitted to CORESTAFF and the Shareholders not later than sixty (60) days from the Closing Date. The Net Working Capital derived from such calculation shall be final, conclusive and binding on the Parties.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (e) At the Closing, each Shareholder shall surrender to CORESTAFF the certificates for Company Common Stock owned by such Shareholder in exchange for the Merger Consideration, as may be adjusted pursuant to Section 2(d)above. As of and after the Effective Time, no holder of any certificate that immediately prior to the Effective Time represented shares of Company Common Stock shall have any rights as a holder of Company Common Stock other than to receive the Merger Consideration issuable to such holder pursuant to the Merger.

         2.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date, the parties shall file this Agreement and the officers' certificates required pursuant to the General Corporation Law of the State of California ("CGCL") and shall make all other filings or recordings required under the CGCL to cause the Merger to become effective. The Merger shall become effective at such time as the Merger Agreement, together with any required supporting documentation, is duly filed with the Secretary of State of the State of California or at such other time as is permissible in accordance with the CGCL and as CORESTAFF and the Company shall agree (the time the Merger becomes effective being the "Effective Time").

         2.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

         2.5 BY-LAWS. The By-Laws of Merger Sub shall be the By-Laws of the Surviving Corporation after the Effective Time.

         2.6 DIRECTORS. The directors of Merger Sub shall be the directors of the Surviving Corporation, who shall serve until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         2.7 OFFICERS. The officers of the Surviving Corporation shall initially consist of the officers of Merger Sub, until their successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         2.8 OTHER EFFECTS ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or capital stock of Merger Sub:

                 (a) each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $1.00 par value, of the Surviving Corporation.

                 (b) all shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefore.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (c) all options, warrants and other rights to purchase Shares of Company Common Stock shall be cancelled immediately prior to the Effective Time.

         2.9 SAGE OPTIONS. Immediately prior to the Merger, the Company shall, and the Shareholders shall cause the Company to, cause the cancellation of each Sage Option held by an Optionholder and each Optionholder shall receive his proportionate share of the Merger Consideration (less the aggregate of the exercise price for each Sage Option held and cancelled by such Optionholder) as provided in Section 2.2.

         2.10 RIGHTS. At and after the Effective Time, the Surviving Corporation shall possess all the rights and property and be subject to all of the debts and liabilities of Merger Sub and the Company as provided in the CGCL.

         2.11    AGREEMENT TO VOTE SHARES.   The Shareholders agree to approve
this Agreement in the manner required by the CGCL, and the Company will deliver to CORESTAFF at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by Shareholders evidencing such approval (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). Each Shareholder further agrees (i) at any meeting of the shareholders of the Company or with respect to any written consent solicited in lieu thereof, to vote all of the shares of capital stock of the Company beneficially owned by him in favor of approval of the Merger and any matter which could reasonably be expected to facilitate the Merger and against approval of any proposal made in opposition to or competition with consummation of the Merger, and against any other matter which would, or could reasonably be expected to, prohibit or discourage the Merger and (ii) to otherwise use his reasonable best efforts to cause the transactions contemplated herein to be consummated. The Shareholders, as the holders of all of the voting stock of the Company, each agree to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all their shares of Company Common Stock are counted for the purposes of determining the presence of a quorum at such meetings.

         2.12 DOCUMENTS. On the Closing Date, CORESTAFF, Merger Sub, the Company and the Shareholders shall execute and deliver all appropriate documents and instruments to effectuate the transactions as set forth in this Agreement, including, on the part of the Shareholders, the various certificates, instruments and documents referred to in Section 8.1 below and, on the part of CORESTAFF, the various certificates, instruments and documents referred to in Section 8.2 below.

         2.13 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, including by provision of information and making of all necessary filings with Governmental Entities (including, if required, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, the parties shall take all such necessary action.

         2.14    DISSENTERS RIGHTS.   The Shareholders each hereby waive any
dissenters rights of appraisal or similar rights to which they may be entitled under the CGCL, including any notice required in connection therewith.

         2.15 CLOSING. Subject to the terms and conditions of this Agreement, including without limitation thereto the conditions to closing set forth in Article IX hereof, the transactions described and provided for in this Agreement shall be consummated at a closing (the "Closing") that shall take place at the offices of CORESTAFF in Houston, Texas commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as CORESTAFF and the Shareholders may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than January 7, 1998 which dates may be extended with the mutual consent of CORESTAFF and the Shareholders.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                           CONCERNING THE TRANSACTION

         Each of the Shareholders, represents and warrants to CORESTAFF that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) with respect to himself except as set forth in Annex II attached hereto.

         3.1 AUTHORIZATION OF TRANSACTION. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         3.2 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government,





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
governmental agency, or court to which the Shareholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

         3.3 BROKER'S FEES. The Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which CORESTAFF could become liable or obligated.

         3.4 SHARES. The Shareholder holds of record and owns beneficially the number of Shares set forth next to his name in Section 3.4 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Shareholders hold all of the issued and outstanding shares of the Company and upon the consummation of the transaction contemplated hereby, CORESTAFF will hold all of the issued and outstanding shares of the Company. The Shareholder is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Shareholder hereby further represents and warrants that (i) except as provided in Section 5.2 of the Disclosure Schedule, all other Shares or options, rights, warrants or other interests in the equity of the Company, if any, have been fully repurchased by the Company prior to the Closing Date and (ii) there are no pending or threatened suits, claims or actions by any former holders of Shares or options, rights, warrants or other interests in the equity of the Company with respect to the repurchase of their equity interest in the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CORESTAFF
                           CONCERNING THE TRANSACTION

         CORESTAFF represents and warrants to the Shareholders that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in Annex III attached hereto.

         4.1 ORGANIZATION OF CORESTAFF. CORESTAFF is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 AUTHORIZATION OF TRANSACTION. CORESTAFF has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

CORESTAFF, enforceable in accordance with its terms and conditions. CORESTAFF need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which CORESTAFF is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which CORESTAFF is a party or by which it is bound or to which any of its assets is subject.

         4.4 BROKER'S FEES. CORESTAFF has no Liability or Obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholder could become liable or obligated.


                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Shareholders, represent and warrant to CORESTAFF that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the disclosure schedule delivered by the Shareholders to CORESTAFF on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the date which is five (5) days prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the date of the Agreement in the event, and only in the event, that the Shareholders acted in good faith and used their reasonable best efforts when preparing the original Disclosure Schedule delivered to CORESTAFF as of the date of this Agreement. In the event any such updated Disclosure Schedule indicates a Material change from the information previously provided to CORESTAFF, CORESTAFF shall be entitled to terminate this Agreement notwithstanding any other provision contained in this Agreement by written notice delivered to the Shareholders. An event or matter will be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL ADVERSE EFFECT" or to be "MATERIALLY" affected; provided that in the opinion of CORESTAFF, acting reasonably, such loss is material or the loss may reasonably be expected to occur to the Company or CORESTAFF with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to the Company or CORESTAFF as a result of any such events or matters, would exceed $20,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph,





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
the word "LOSS" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or that are reasonably expected to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds). A Customer Contract or Agreement is "MATERIAL" if during the ten months ended October 31, 1997 such Customer Contract or Agreement produced $25,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Any item intended to be disclosed must be identified with the particular representation or warranty it is intended to limit and shall not be deemed to limit any other representation, warranty or covenant in the Agreement. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail to the satisfaction of CORESTAFF. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V.

         5.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule lists the directors and officers of the Company. The Shareholders have delivered to CORESTAFF correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws. The execution and delivery of this Agreement and the effectuation of the transactions contemplated hereby has been duly authorized by all of the directors and the Requisite Shareholders of the Company, and the Company will deliver to CORESTAFF on the date hereof and at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its directors and shareholders evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of the Company or the Shareholders is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

         5.2 CAPITALIZATION. The entire authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value (the "Shares"), of which 2,000,000 Shares are issued and outstanding and no Shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth in Section 3.4 of the Disclosure Schedule. Section 5.2 of the Disclosure Schedule sets forth all outstanding Sage Options and the amounts owned by each Optionholder. Other than as set forth in Section 5.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, deferred bonus programs, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

         5.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except that the Merger will trigger the acceleration of the vesting periods for the Sage Options. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, which it has not already obtained, in order for the Parties to consummate the transactions contemplated by this Agreement.

         5.4     SUBSIDIARIES.  The Company has no Subsidiaries.

         5.5 FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the financial statements (collectively the "FINANCIAL STATEMENTS"), including balance sheets, income statements, and cash flow statements, for the Company prepared in accordance with GAAP for each of the (i) fiscal years ended December 31, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END"), (ii) the ten
(10) month period ended October 31, 1997 (the "MOST RECENT FINANCIAL STATEMENTS"); provided, however, that the unaudited Most Recent Financial Statements are not presented in accordance with GAAP as described in Section
5.5 of the Disclosure Schedule.

         5.6 EVENTS SUBSEQUENT TO MOST RECENT FINANCIAL STATEMENTS. Except as set forth in Section 5.6 of the Disclosure Schedule, since the date of the Most Recent Financial Statements, there has not been any material adverse change in the assets, Liabilities, business, financial condition,





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
operations, results or operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                 (a) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                 (b) The Company has not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $20,000 or outside the Ordinary Course of Business;

                 (c) No party (including the Company) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) or notified the Company of such involving more than $20,000 to which the Company is a party or by which it is bound;

                 (d) The Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                 (e) The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 singly or $200,000 in the aggregate, or outside the Ordinary Course of Business;

                 (f) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $40,000 individually or $100,000 in the aggregate or outside the Ordinary Course of Business;

                 (g) The Company has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $20,000 singly or $50,000 in the aggregate or outside the Ordinary Course of Business;

                 (h) The Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

                 (i) The Company has not settled, canceled, compromised, waived, or released any right, claim action or proceeding (or series of related rights, claims, actions or proceedings) either involving more than $20,000 or outside the Ordinary Course of Business;

                 (j) The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                 (k) There has been no change made or authorized in the charter or bylaws of the Company;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (l) The Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                 (m) The Company has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

                 (n) The Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

                 (o) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

                 (p) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                 (q) The Company has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

                 (r) The Company has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
         (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                 (s) The Company has not made any other change in employment terms for any of its directors, officers, and full-time staff employees;

                 (t) The Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                 (u) The Company shall have made no dividend, consulting or other payment to the Shareholders, except for payments to the Shareholders necessary to cover their federal and state income tax obligations as calculated on a cash basis for income tax purposes not in excess of the accrued earnings generated for the period from January 1, 1997 through the Closing Date and for employment salaries (not to exceed current compensation levels) to Shareholders, except for those payments set forth in Section 5.6(u) of the Disclosure Schedule which were made prior to the contemplation of the transaction contemplated by this Agreement;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (v) There has not been any other Material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

                 (w) The Company has not committed to any of the foregoing.

         5.7 UNDISCLOSED LIABILITIES. The Company does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

         5.8     TAX MATTERS.

                 (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that either of them is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                 (c) No Shareholder or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholders and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 5.8 of the Disclosure Schedule lists all Tax Returns filed with any Governmental Authority with respect to the Company for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to CORESTAFF correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1990.

                 (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (e) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661. The Company is not a party to any Tax allocation or sharing agreement. The Company has never been (or has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Company also was a member of the Affiliated Group.

                 (f) Section 5.8 of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

                 (g) The unpaid Taxes of the Company do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

         5.9 TANGIBLE ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted. To the Company's knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         5.10 REAL PROPERTY. Section 5.10 of the Disclosure Schedule lists the real property that the Company owns. With respect to each such parcel of owned real property, and except for matters which would not have a material adverse effect on the financial condition of the Company:

                 (a) The identified owner has good and marketable title to the parcel of real property, free and clear of any security interests, easement, covenant, or other restriction;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (b) There are no leases, subleases, licenses, concessions or other agreements granting to any party or parties use or occupancy of any portion of the parcel of real property;

                 (c) There are no outstanding options or rights of first refusal to purchase the parcel of real property or any portion thereof or interests therein;

                 (d) There are no parties in possession of any portion of any real property as lessees, subtenants or tenants at sufferance or trespassers;

                 (e) There is no pending, threatened condemnation, eminent domain or similar proceeding or special assessment affecting any portion of the real property, nor has the Company or any of the Shareholders received notification that any such proceeding or assessment is contemplated;

                 (f) Permanent certificates of occupancy and all other licenses, permits, authorizations, and approvals required by any governmental authority having jurisdiction have been issued for each improvement on the real property and all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect;

                 (g) No commitments have been made by Shareholder to any governmental authority, utility company, school board, church or other religious body or any homeowners' association, or any other organization, group or individual, relating to the real property that would impose an obligation on the Company or their successors or assigns to make any contribution or dedications of money or land, or to construct, install, or maintain any improvements of a public or private nature on or off of the real property;

                 (h) All improvements related to the real property have been located and constructed and are being used, occupied and maintained in accordance with all applicable legal requirements (including local municipal laws and regulations), surface leases, easements, contracts, permits, insurance requirements, restrictions, building setback lines, covenants and reservations;

                 (i) The improvements related to the real property are free from material patent and latent structural and mechanical defects and are suitable and adequate for their intended use and operation subject to ordinary wear and tear;

                 (j) All facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (k) Each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

         5.11 REAL PROPERTY LEASES. Section 5.11 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Shareholders have delivered to CORESTAFF correct and complete copies of the leases and subleases listed in Section 5.11 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 5.11 of the Disclosure Schedule:

                 (a) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                 (b) The Shareholders shall use their reasonable best efforts to ensure that the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                 (c) The Company is not and, to the Company's knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (d) No party to the lease or sublease has repudiated any provision thereof;

                 (e) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                 (f) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                 (g) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                 (h) The real property listed in Sections 5.10 and 5.11 of the Disclosure Schedule represents all of the real property necessary to operate the business in the manner that it is currently being operated.

         5.12    INTELLECTUAL PROPERTY.

                 (a) The Company is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party rights, has obtained a valid license to use all copyrights and trade secrets, and to the Company's knowledge all patents,





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
         necessary for the operation of the business of the Company as presently conducted, free and clear of all mortgages, pledges, liens, security interest, conditional sales agreements, encumbrances or charges of any kind. The Company is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party programs identified in Section 5.12 of the Disclosure Schedule, has obtained a license to use and the right to sublicense, the software programs developed, authored and/or licensed by the Company and that are listed on Section 5.12 of the Disclosure Schedule (the "SOFTWARE PROGRAMS") and the Documentation, free and clear of all mortgages, pledges, liens, security interest, conditional sales agreements, encumbrances or charges of any kind.
         Section 5.12 of the Disclosure Schedule contains a complete list of all Software Programs, registered trademarks and service marks, all reserved trade names, all registered copyrights, all pending applications for registration of any marks or copyrights, and all filed patent applications and issued patents owned or licensed by the Company.

                 (b) Section 5.12 of the Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                 (c) The Company has enforced the trade secret protection program set forth in Section 5.12 of the Disclosure Schedule, except as set forth in Section 5.12 of the Disclosure Schedule, and there has been no violation of such program by any person or entity. Except as set forth in Section 5.12(c) of the Disclosure Schedule, the source code and Documentation (except end-user manuals) relating to the Software Programs (i) have at all times been maintained in confidence,
         (ii) have been disclosed by the Company only to employees, independent contractors, Source Code Licensees and potential Source Code Licensees having a "need to know" the contents thereof in connection with the performance of their duties to the Company or for evaluation by potential Source Code Licenses or pursuant to a Source Code License and (iii) have not been disclosed to any other third party. The source code and Documentation to the Software Programs has been provided only to the Source Code Licensees under Source Code Licenses containing the restrictions on use and disclosure of such source code and Documentation set forth in Section 5.12(c) of the Disclosure Schedules.

                 (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Documentation or Intellectual Property have executed nondisclosure agreements substantially in the form of Exhibit 5.12 and either (1) have been party to a written agreement with the Company that has accorded the Company full, effective, exclusive and original ownership of all the Software Programs and related Documentation and Intellectual Property, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective, and exclusive ownership of all the Software Programs and related Documentation and Intellectual Property.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (e) All use of the software libraries, compilers and other third-party software used in the development of the Software Programs by the Company has been in full compliance with the respective license agreement or other right of use for such software.

                 (f) The Software Programs will perform in accordance with the documentation and other technical specifications therefor and with the warranties set forth in the Licenses.

                 (g) The Software Programs, the use thereof by the Company and the use, license, sale or lease of the Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, or contribute to the infringement of, any copyright or trade secret, or, to the knowledge of the Company, any patent or any other exclusionary right of any third party in either the United States or any foreign country. No person or entity has asserted a claim that the use, license, sale or lease of any Software Program, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Shareholders are not aware of any basis for any such claim.

                 (h) Except with respect to demonstration or trial copies, no portion of the Software Programs contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                 (i) The documentation of the Software Programs includes without limitation the source code (with comments) for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer in the same area of software development, any Company developed (i) programs (including compilers), (ii) "workbenches," (iii) tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the Software Programs and (iv) any all materials relating to the Software Programs, including without limitation all notes, flow charts, programmer's or user's manuals (collectively, the "DOCUMENTATION").

                 (j) The Shareholders have delivered to CORESTAFF correct and complete copies of all registered trademarks, service marks, trade names, copyrights, patents, and applications for the same (as amended to date), and have made available to CORESTAFF correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property set forth in the preceding sentence used in, or otherwise necessary for the conduct of, the business of the Company as heretofore conducted:

                          (i) the Company possesses all right, title, and interest in and to the item;

                          (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                          (iii)   no charge, complaint, action, suit,
                 proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Company and the officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                          (iv) Other than pursuant to Source Code Licenses or other Company licenses of such Intellectual Property, the Company has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                 (k) The Shareholders have supplied or made available to CORESTAFF correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to date) related to the Intellectual Property (other than patents to which the Company has no knowledge of infringement) used in, or otherwise necessary for the conduct of the business of the Company as heretofore conducted. With respect to each such item:

                          (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding and in full force and effect unless terminated by its own terms;

                          (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding and in full force and effect on identical terms following the Closing unless terminated by its own terms;

                          (iii)   no party to the license, sublicense,
                 agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          (iv)    no party to the license, sublicense,
                 agreement, or permission has repudiated any provision thereof;

                          (v) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge wherein the Company is a named party thereto;

                          (vi)    no charge, complaint, action, suit,
                 proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property wherein the Company is a named party thereto; and

                          (vii) The Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission, that the Company did not have the right to grant.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - 24 -
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                 (l)      Section 5.12 of the Disclosure Schedule sets forth a
         complete and accurate list of all licenses and sublicenses of the Software Programs (the "LICENSES") and of all customer trial agreements for the Software Programs granted by the Company to other parties. All Licenses identified in Section 5.12 of the Disclosure Schedule are designated as either (A) source code licenses for use in developing software products derivative of the Software Programs (the "Source Code Licenses") or (B) evaluation licenses or customer trial agreements to potential Source Code Licensees for Software Programs (the "Evaluation Licenses"). Section 5.12 of the Disclosure Schedule sets forth the royalty rates and other significant financial terms for each of the Licenses. As used in this Agreement, "Source Code Licensees" shall mean those persons to whom the Company has licensed any source code for any of the Software Programs.

         5.13 CONTRACTS. Section 5.13 of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which the Company is a party:

                 (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $20,000 per annum;

                 (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $20,000;

                 (c) any written arrangement concerning a partnership or joint venture;

                 (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $20,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                 (e) any written arrangement concerning confidentiality or noncompetition;

                 (f) any written arrangement involving any of the Shareholders and their Affiliates;

                 (g) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                 (h) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company;





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                 (i)      any written arrangement involving a governmental
         entity or quasi-governmental agency;

                 (j)      any written Customer Contract or Agreement; or

                 (k) any other written arrangement (or group of related written arrangements) either involving more than $20,000 or not entered into in the Ordinary Course of Business.

         The Company has delivered or made available to CORESTAFF a correct and complete copy of each written arrangement listed in Section 5.13 of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on the same or substantially similar terms following the Closing; (C) no party is in Material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. The Company is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 5.13 of the Disclosure Schedule under the terms of this Section 5.13. No unfilled Material Customer Contract or Agreement obligating the Company to perform services will result in a loss to the Company upon completion of performance. The Company is not a party to any contract, agreement or other arrangement which was entered into on terms which would not be considered market standard if such arrangement was entered into in an arms-length transaction. None of the Company's twenty-five (25) highest grossing revenue customers in the ten months ended October 31, 1997 has Materially curtailed or terminated its relationship with it or has indicated that it will stop, or Materially decrease the rate of, buying services from it.

         5.14 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         5.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         5.16 INSURANCE. Section 5.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                 (a)      The name, address, and telephone number of the agent;





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                 (b)      The name of the insurer, the name of the
         policyholder, and the name of each covered insured;

                 (c)      The policy number and the period of coverage;

                 (d) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                 (e) A description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing Date; (C) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
Section 5.16 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

         5.17 LITIGATION. Section 5.17 of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of any of the Shareholders and the officers (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrator. None of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         5.18 EMPLOYEES. No key employee or full-time group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.





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                                     - 27 -
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         5.19    EMPLOYEE BENEFITS.  Section 5.19 of the Disclosure Schedule
lists all Employee Benefit Plans that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company.

                 (a) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                 (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980(b) have been met with respect to each Employee Welfare Benefit Plan.

                 (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other contributions for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

                 (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                 (e) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on a plan termination basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer
         Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Shareholders and the officers (and employees with responsibility for employee benefits matters) of the Company, threatened.

                 (f) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Shareholders and the officers (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
         benefits matters) of the Company has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                 (g) The Shareholders have delivered to CORESTAFF correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

                 (h) The Company has maintained all employee benefit schemes in accordance with the applicable statutory requirements and all contributions (including all employer and employee contributions), which have accrued for periods prior to the Closing Date, to such schemes have been made.

         Neither the Company nor the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. The Company has not incurred, and none of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. The Company does not maintain, nor has it ever maintained or contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980(b)).

         5.20 GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person.

         5.21    ENVIRONMENT, HEALTH, AND SAFETY.

                 (a) To the Knowledge of Shareholders and the officers of the Company, the Company and its predecessors and Affiliates has complied with all laws (including rules and regulations thereunder) of any Governmental Authority concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which would have a Material adverse effect.

                 (b) To the Knowledge of the Shareholders and the officers of the Company, the Company does not have any Liability (and there is no Basis related to the past or present operations, properties, or facilities of the Company and its predecessors and Affiliates for any





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - 29 -
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         present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), any other law (or rule or regulation thereunder) of any Governmental Authority or common law remedy concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                 (c) To the Knowledge of the Shareholders and the officers of the Company, the Company does not have any Liability (and the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company giving rise to any Material Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                 (d) To the Knowledge of the Shareholders and the officers of the Company, the Company does not have any Material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any Governmental Authority concerning employee health and safety.

                 (e) To the Knowledge of the Shareholders and the officers of the Company, the Company does not have any Material Liability (and the Company has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Company giving rise to any Liability) for any illness of or personal injury to any employee.

                 (f) To the Knowledge of the Shareholders and the officers of the Company, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all laws of any Governmental Authority (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use,





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
         treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, the violation of which would have a Material adverse effect.

                 (g) To the Knowledge of the Shareholders and the officers of the Company, all properties and equipment used in the business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                 (h) To the Knowledge of the Shareholders and the officers of the Company, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company owns or ever has owned or that the Company leases or ever has leased.

         5.22    LEGAL COMPLIANCE.

                 (a) The Company has complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

                 (b) The Company has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

                 (c) The Company has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                 (d) The Company has complied with all applicable laws (including rules and regulations thereunder) relating to the residency status of foreign individuals which are employees of the Company and obtaining the requisite visas, permits and other documentation to permit such individuals to work in the United States.

                 (e)      The Company has not:

                          (i) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any Governmental Authority;

                          (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or





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                                     - 31 -
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                          (iii)   made or agreed to make any contribution, or
                 reimbursed any political gift or contribution made by any other person, to any candidate for public office with regards to any Governmental Authority.

                 (f) The Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                 (g) The Company has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

         5.23 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as set forth in Section 4(w) of the Disclosure Schedule, none of the Shareholders and their Affiliates has been involved in any business arrangement or relationship with the Company within the past twelve (12) months, and none of the Shareholders and their Affiliates owns any property or right, tangible or intangible, which is used in the business of the Company.

         5.24 BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5.25 DISCLOSURE. The representations and warranties contained in this Section 5 along with the Disclosure Schedule and any other information, statement or certificate provided by the Company or the Shareholders does not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Article V not misleading.

         5.26 BOOKS AND RECORDS. The Company has furnished CORESTAFF with true and complete copies of the books and records relating to the ownership and operation of the Company. The books and records reflect all minutes and written consents adopted by the Boards of Directors of the Company. The books and records have been maintained in accordance with applicable legal requirements, comprise all of the books and records relating to the ownership and operation of the Company, reflect all proceedings and transactions customarily contained in corporate books and records.

         5.27 COMPLIANCE WITH THE LETTER OF INTENT. Shareholders have complied in all respects with the terms of the Letter of Intent dated November 21, 1997 by and among Shareholders, the Company and CORESTAFF.

         5.28 PAYMENTS TO OFFICIALS. During the three year period prior to the date hereof, neither the Company nor any of the Shareholders on behalf of the Company has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of any government entity or instrumentality or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE VI

                             PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         6.1 GENERAL. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article VIII below).

         6.2 NOTICES AND CONSENTS. The Shareholders will or will cause the Company to give any notices to third parties required by this Agreement or the transactions contemplated hereby, and will or will cause the Company to obtain all third-party consents required by this Agreement or the transactions contemplated hereby or in connection with the matters pertaining to the Company disclosed or required to be disclosed in the Disclosure Schedule. Shareholders will take additional actions (and the Shareholders will cause the Company to take all additional actions) that may be deemed necessary, proper, or advisable by CORESTAFF in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she, it or the Company may be required to give, make, or obtain as reasonably required by this Agreement or the transactions contemplated hereby in order that CORESTAFF is able to conduct the business of the Company in the same manner as it is currently being conducted.

         6.3 OPERATION OF BUSINESS. The Shareholders will not cause or permit the Company to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit the Company to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 5.6 above.

         6.4 PRESERVATION OF BUSINESS. The Shareholders will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         6.5     FULL ACCESS.

                 (a) Each of the Shareholders will permit, and the Shareholders will cause the Company to permit, representatives of CORESTAFF to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Company. CORESTAFF's on-site investigation of the





                            SAGE I.T. PARTNERS, INC.
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                                     - 33 -
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         Company shall be limited to ten (10) business days, unless otherwise agreed to by CORESTAFF and the Shareholders in writing; provided, however, that such limitation of time shall not otherwise limit CORESTAFF's investigation of the Company off-site. During CORESTAFF's on-site investigation, CORESTAFF shall not discuss any aspects of the operation of the Company with any employee of the Company, and CORESTAFF shall direct all requests for information and material only through Gene Rooney or David Stanton, unless otherwise agreed to by CORESTAFF and the Shareholders in writing. CORESTAFF shall not contact or speak or correspond with any lender, customer, employee or other person associated in business with the Company without the written consent of the Company.

                 (b) Upon completion of the accounting review and business, legal and accounting due diligence by CORESTAFF and so long as this agreement has not been terminated, CORESTAFF shall arrange with Shareholders a mutually agreeable time and place at which CORESTAFF may conduct interviews with designated key employees and/or customers of the Company mutually agreed to by CORESTAFF and Shareholders. Such interviews shall be in strict conformity with a format mutually agreed to by CORESTAFF and the Shareholders and shall take place and be completed wholly within the last ten (10) days prior to Closing.

         6.6 NOTICE OF DEVELOPMENTS. The Shareholders will give prompt written notice to CORESTAFF of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 6.6 however, shall be deemed to amend or supplement Annex II, Annex III, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         6.7 EXCLUSIVITY. None of the Shareholders will (and the Shareholders will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, other than pursuant to the exercise of outstanding options in connection with the transactions contemplated by this Agreement, or (D) similar transaction or business combination involving the Company or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Shareholders will notify CORESTAFF immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         6.8 PREPARATION OF FINANCIAL STATEMENTS; DELIVERY OF FINANCIAL INFORMATION. The Company will prepare (as soon as is reasonably practicable hereafter) the balance sheets as of, and the income statement and the cash flow statement for, the 12-month period ending December 31, 1995 and 1996 and for the 10-month period ending October 31, 1997 from its books and records and Shareholders will cause such balance sheets and income statements to be reviewed by Ernst & Young LLP (at Buyer's sole expense) and will provide such records, documentation and assistance





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
as may be requested by Ernst & Young LLP to complete such review. The Company will prepare and deliver to CORESTAFF, on a bi-weekly basis until the Closing Date, the financial and other information it generates, consistent with its past practice.

         6.9 DELIVERY OF SCHEDULES; ACCEPTANCE. CORESTAFF acknowledges that the preparation and delivery of the Schedules to the Agreement may not be prepared and/or final at the time of the execution and delivery of the Agreement. As such, the parties agree as follows:

                 (a) the Shareholders shall have the right to deliver the Schedules to the Agreement and/or to amend, restate and update the Schedules to the Agreement up to the date which is five (5) days prior to the Closing Date.

                 (b) at least five (5) days prior to the Closing, the Shareholder shall deliver to CORESTAFF a complete copy of the proposed final Schedules to the Agreement noting all changes from the Schedules provided upon execution of the Agreement; and

                 (c) CORESTAFF shall notify Shareholders at or prior to the Closing that either (i) CORESTAFF accepts such revised Schedules, in which case they shall become part of this Agreement as if in existence on the date of this Agreement and all such disclosures made in such amended Schedules shall be deemed disclosed as if they had been disclosed in the Schedules as of the date of this Agreement or
         (ii) that CORESTAFF in its sole discretion does not accept such Schedules and elects to terminate this Agreement.


                                  ARTICLE VII

                              ADDITIONAL COVENANTS

         The Parties further agree as follows:

         7.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Shareholders acknowledge and agree that from and after the Closing CORESTAFF will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

         7.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available





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                          AGREEMENT AND PLAN OF MERGER
their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article IX below).

         7.3 TRANSITION. None of the Shareholders will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing for a period of twenty-four (24) months thereafter as it maintained with the Company prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the lines of businesses of the Company to CORESTAFF from and after the Closing for a period of twenty-four
(24) months thereafter.

         7.4 CONFIDENTIALITY. Each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to CORESTAFF or destroy, at the request and option of CORESTAFF, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Shareholder will notify CORESTAFF promptly of the request or requirement so that CORESTAFF may seek an appropriate protective order or waive compliance with the provisions of this
Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his reasonable best efforts to obtain, at the reasonable request of CORESTAFF, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as CORESTAFF shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         7.5 MONITORING INFORMATION. Prior to the Closing, Shareholders shall cause the Company to deliver such information as may reasonably be requested by CORESTAFF.

         7.6 LEASES. Shareholders shall cause prior to the Closing Date, the Company to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being indirectly assumed by CORESTAFF, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

         7.7     ADDITIONAL TAX MATTERS.

                 (a) The Company shall file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns.

                 (b) CORESTAFF and the Shareholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by CORESTAFF and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, CORESTAFF agrees to cause the Company to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow the Shareholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

                 (c) The Shareholders shall reimburse CORESTAFF for the Taxes for which the Company is liable pursuant to Section 7.7(a) hereof, but which are payable in respect of Tax Returns to be filed by CORESTAFF pursuant to Section 7.7(a) hereof within ten (10) business days after receipt by the Shareholders of signed copies of such Tax Returns as filed; however, only to the extent such Taxes are in excess of the reserve for such Tax Liability used to determine the Net Working Capital of the Company.

         7.8     COVENANT NOT TO COMPETE.

                 (a) For a period of two (2) years from and after the Closing Date or two (2) years beyond the term of his employment with the Company, which ever is longer, none of the Shareholders will (i) engage directly or indirectly in any business that is substantially similar to that conducted by the Company as of the Closing Date within a one hundred (100) mile radius of any office of the Company; (ii) service or solicit any current or future customer of the Company relating to any business that is substantially similar to that conducted by the Company; or (iii) offer employment to or attempt to induce any director, officer, employee, agent, or customer of the Company to terminate such relationship with the Company; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason of such ownership in the Company's business;

                 (b) If any Shareholder commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 7.8(a) above, CORESTAFF shall have the right and remedy to seek to have the provisions of Section 7.8(a) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to CORESTAFF, the Company and their affiliates, and that the exact amount of which would be difficult to ascertain and





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
         that in any event money damages will not provide adequate remedy and CORESTAFF shall be entitled to seek to obtain injunctive relief restraining any violation of Section 7.8(a);

                 (c) It is expressly understood and agreed that CORESTAFF and the Shareholders consider the restrictions contained in Section 7.8(a) above to be reasonable and necessary for the purposes of preserving and protecting the business of the Company and goodwill purchased by CORESTAFF; and

                 (d) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.8 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         7.9 CONDUCT OF BUSINESS DURING EARN-OUT PERIOD. During the Earn-Out Period, unless terminated pursuant to their respective employment agreements, the Shareholders shall be entitled to operate and manage the business of the Company, consistent with prudent business practices. CORESTAFF agrees that it will not, during the Earn-Out Period, unreasonably require that the business of the Company be operated substantially differently than it was operated in the past, unreasonably change the prices charged, the level of compensation of full-time corporate employees and the level of "G&A" expenses, unless the prior practices are unreasonable or imprudent, and in no event shall CORESTAFF do any of the foregoing during the Earn-Out Period without the prior consultation with and notice to the Shareholders. In addition, during the Earn-Out Period, CORESTAFF will provide such capital to the Company as reasonably necessary to operate the business as provided in the budget of the Company as agreed to by CORESTAFF and the Shareholders prior to the date hereof; provided that in no event shall CORESTAFF be required to fund capital in excess of $1,000,000 to the Company during the Earn-Out Period. The Parties shall agree on the Company's employees that are eligible to participate in the Buyer's stock option programs.


                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS TO CLOSE

         8.1 CONDITIONS TO OBLIGATION OF CORESTAFF. The obligation of CORESTAFF to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 (a)      The representations and warranties set forth in
         Article III and Article V above shall be true and correct in all material respects at and as of the Closing Date;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (b) The Shareholders and the Company shall have performed and complied with all of their covenants hereunder in all Material respects through the Closing;

                 (c) The Company shall have procured all of the governmental or third party consents and approvals specified in
         Section 6.2 including any landlord consents related to any rental property.

                 (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of CORESTAFF to own, operate, or control the Shares or the Company (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                 (e) The Shareholders shall have delivered to CORESTAFF a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 8.1(a)-(d) is satisfied in all respects;

                 (f) CORESTAFF shall have received from Gene Rooney and David Stanton, executed and delivered satisfactorily, determined in the sole good faith discretion of CORESTAFF, employment arrangements;

                 (g) CORESTAFF shall have received from Gene Rooney and David Stanton mutually agreed to by the Parties an executed non-competition agreement in the form and substance attached hereto as Exhibit C;

                 (h) CORESTAFF shall have received from counsel to the Company an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to CORESTAFF and dated as of the Closing Date;

                 (i) CORESTAFF shall have received the resignations, effective as of the Closing, of each director of the Company designated by CORESTAFF prior to the Closing;

                 (j) All officers and directors of the Company and each of the Shareholders shall have repaid in full all debts or other obligations, if any, owed to the Company;

                 (k) No Material adverse change shall have occurred before the Closing in the Company's business or its future business prospects;

                 (l) All appropriate consents and shareholder authorizations of the Company shall have been obtained;





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (m) CORESTAFF shall be satisfied that at Closing all facilities of the Company are under legal, valid and binding leases or subleases, each of which have received all approvals of governmental authorities;

                 (n) The Requisite Shareholders shall have delivered to CORESTAFF stock certificates evidencing all of the stock of the Company in good delivery form and duly endorsed for transfer or accompanied by duly executed stock power or other appropriate assignment documents and no dissenters or appraisal rights have been asserted by Shareholders representing more than 1% of the outstanding shares;

                 (o) The Shareholders shall have caused and the Company shall have cancelled any stock options, deferred bonus programs, and phantom equity plans outstanding as of the Closing Date (to the extent not reserved for in the December 31, 1997 financial statements of the Company and excluding the Company's regular bonus plan which shall not be treated as a deferred bonus program for these purposes), at no cost to CORESTAFF. The cancellation of such programs will be on terms and conditions as reasonably agreed to by CORESTAFF. In conjunction with the cancellation of such programs, optionholders representing substantially all of the Shares underlying outstanding options shall have signed cancellation agreements in the form agreed to by CORESTAFF. All former employees who are optionholders shall have executed option cancellation agreements in substantially the form agreed to by CORESTAFF. The Company shall have made arrangements for the cancellation or replacement of options satisfactory to CORESTAFF relating to persons to whom employment offers have been made by the Company and whose employment date is effective after the Closing.

                 (p) All liens and security interests securing debts of the Company which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of CORESTAFF and all Uniform Commercial Code financing statements or other filings of any kind whatsoever, covering or evidencing such debts, liens and/or security interests shall have been terminated;

                 (q) All obligations of the Company which are not being retired or satisfied by the Shareholders prior to or at the Closing, shall have been modified in such a manner that their covenants, repayment schedules, and other provisions will be upon terms reasonably satisfactory to CORESTAFF; and

                 (r) No unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against the Company, or against or in any way affecting any of the Shares.

                 CORESTAFF may waive any condition specified in this Section
8.1 if it executes a writing so stating at or prior to the Closing.

         8.2 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (a)      the representations and warranties set forth in
         Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                 (b) CORESTAFF shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                 (c) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                 (d) CORESTAFF shall have delivered to the Shareholders a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 8.2(a)-(c) is satisfied in all respects; and

                 (e) all actions to be taken by CORESTAFF in connection with consummation of the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders.

         The Requisite Shareholders may waive any condition specified in this
Section 8.2 if they execute a writing so stating at or prior to the Closing.


                                   ARTICLE IX

                    REMEDIES FOR BREACHES OF THIS AGREEMENT

         9.1 SURVIVAL. Except as otherwise specifically provided in this Agreement, all of the representations, warranties and covenants of the Shareholders (other than the representations and warranties of the Shareholders contained in Article III or Section 5.8 above) shall survive the Closing hereunder (even if CORESTAFF knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of sixteen (16) months thereafter. All of the representations and warranties of Shareholders contained in Article III and
Section 5.8 of this Agreement and the representations, warranties and covenants of CORESTAFF shall survive the Closing (even if CORESTAFF knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for the statute of limitations.





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

         9.2     INDEMNIFICATION PROVISIONS FOR BENEFIT OF CORESTAFF.

                 (a) In the event the Shareholders (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) breach any of their Joint and Several representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that CORESTAFF makes a written claim for indemnification against any of the Shareholders pursuant to Section 11.8 below within the applicable survival period, then each of the Shareholders agrees to indemnify CORESTAFF from and against the entirety of any Adverse Consequences CORESTAFF may suffer through and after the date of the claim for indemnification (including any Adverse Consequences CORESTAFF may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Shareholders shall not have any obligation to indemnify CORESTAFF from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Shareholders contained in Article V above (i) until CORESTAFF has suffered aggregate losses by reason of all such breaches in excess of a $50,000 threshold (at which point the Shareholders will be obligated to indemnify CORESTAFF from and against all such aggregate losses including losses relating back to the first dollar above a $25,000 deductible) and (ii) in excess of the aggregate of ten percent (10%) of the Cash Portion of the Purchase Price received by the Shareholders and the Earn-Out Payments allocated to the Shareholders (after which point Shareholders shall have no obligation to indemnify CORESTAFF from and against further such Adverse Consequences); provided, however, that the limitation set forth in (i) and (ii) above specifically shall not apply to the liability of any Shareholder with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by the Shareholders; provided further, however that the limitation set forth in (i) above specifically shall not apply to the liability of any Shareholder with respect to Adverse Consequences resulting from breaches of the representations and warranties contained in Sections 5.8 and 5.14 hereof.

                 (b) All indemnity claims under this Section 9 shall be made after the end of the First Earn-Out Period and shall, subject to the limitations set forth in Section 9.2(a), be made against the Earn-Out Payments before being made against the Cash Portion of the Purchase Price.

                 (c) In the event any of the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of his Several representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that CORESTAFF makes a written claim for indemnification against the Shareholder pursuant to Section 11.8 below within the applicable survival period, then the Shareholder agrees, subject to the limitations set forth in Section 9.2(a) to indemnify CORESTAFF from and against the entirety of any Adverse Consequences CORESTAFF may suffer through and after the date of the claim for indemnification (including any Adverse Consequences CORESTAFF may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER

                 (d) Each of the Shareholders agrees to indemnify CORESTAFF from and against the entirety of any Adverse Consequences CORESTAFF may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company arising under United States Treasury Reg. Section 1.1502-6 (because the Company once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Company also was a member of the Affiliated Group).

                 (e) Each of the Shareholders agree to indemnify CORESTAFF from and against the entirety of any Taxes which may become due and owing to any Governmental Authority by reason of the sale of the Company to CORESTAFF.

                 (f) Each of the Shareholders agree to indemnify CORESTAFF from and against the entirety of any Adverse Consequences which may become due and owing by reason of the Company's failure to properly obtain any visas required for employees of the Company to work in the United States.

                 (g) Each of the Shareholders shall be liable for, and hereby indemnifies, CORESTAFF for all income Taxes imposed on the Company with respect to any taxable year or period beginning before and ending after the Closing Date; provided, however, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve; if any, for such Tax Liability as reflected in the Financial Statements or in the computation of the Net Working Capital. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of the Company as of the Closing Date. In any case where applicable law does not permit the Company to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of the Company, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by CORESTAFF and the Shareholders) be determined by a closing of the Company' books, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In no event shall such apportionment of income Taxes be greater than the income Taxes which would have been allocated to the Company if such income Taxes had been based upon a time period in proportion to the number of days during such taxable year or period the Shareholders and CORESTAFF owned the stock in the Company.

         9.3     INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDERS.
In the event CORESTAFF breaches any of its representations, warranties, and covenants contained herein, and provided that any of the Shareholders makes a written claim for indemnification against CORESTAFF pursuant to Section 11.8 below within the applicable survival period, then CORESTAFF agrees to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholder may suffer through and after the date of the claim for





                            SAGE I.T. PARTNERS, INC.
                          AGREEMENT AND PLAN OF MERGER
indemnification (including any Adverse Consequences the Shareholder may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         9.4 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Article IX, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within thirty
(30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

         9.5 DETERMINATION OF LOSS. The amount of indemnification to be paid by any Party to another Party hereto shall be reduced by (i) any insurance proceeds received, including both defense and indemnification costs, with respect to any insurance policy maintained by the Company providing coverage with respect to any of the Adverse Consequences; and (ii) any Tax benefits received by CORESTAFF as a result of any of the Adverse Consequences (utilizing the Applicable





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
Rate as the discount rate). All indemnification payments under this Article IX shall be deemed adjustments to the Purchase Price.

         9.6 EXCLUSIVE REMEDY. CORESTAFF and Shareholder acknowledge and agree that the foregoing indemnification provisions in this Section 9 shall be the exclusive remedy of both CORESTAFF and Shareholders for any breach of the representations and warranties of either Party.

         9.7 PAYMENT; GENERAL RIGHT OF OFFSET. Subject to the limitations set forth in this Section 9, the Indemnifying Parties shall promptly pay to CORESTAFF or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which CORESTAFF or such Indemnified Party may become entitled to by reason of the provisions of this Agreement. Furthermore, and in lieu of receiving a cash payment from the Shareholders, CORESTAFF, in good faith, may elect to offset against any Earned Payout Amount, including any interest payable thereon, payable to Shareholders the amount of any Adverse Consequences or any other payments to which CORESTAFF or such Indemnified Parties may become entitled to by reason of the provisions of this Agreement. In the event that CORESTAFF offsets more than the amount of any Adverse Consequences (as finally determined), CORESTAFF shall be responsible to Shareholder for such sums which should not have been subject to an offset.

         9.8 TAX DISPUTES. In the event that any dispute arises between the Company and the Internal Revenue Service or any state tax authority relating to an issue in which Shareholders have agreed to indemnify CORESTAFF, the Shareholders shall have the right to associate with CORESTAFF in the defense or settlement of any such claims. Moreover, CORESTAFF at all times shall act in good faith in order to minimize the tax liability as to issues in which Shareholders have agreed to indemnify CORESTAFF (so long as it does not adversely affect the Company) and shall not settle or compromise any claims without the consent of Shareholders, which consent shall not be unreasonably withheld.


                                   ARTICLE X

                                  TERMINATION

         10.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                 (a) CORESTAFF and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 (b) CORESTAFF may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing in the event any of the Shareholders is in breach, and the Shareholders may terminate this Agreement by giving written notice to CORESTAFF at any time prior to the Closing in the event CORESTAFF is in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect;





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                 (c)      CORESTAFF may terminate this agreement in accordance
         with the provision of Article V;

                 (d) no later than five (5) days from the date which CORESTAFF is notified by Shareholders that it may contact key employees and customers of the Company, CORESTAFF may terminate this Agreement by giving written notice to the Shareholders if CORESTAFF is not reasonably satisfied with the results of its interviews with the key employees and/or customers of the Company as provided for in
         Section 6.5(a) hereof;

                 (e) CORESTAFF may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing if the Closing shall not have occurred on or before January 30, 1998 by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from CORESTAFF itself breaching any representation, warranty, or covenant contained in this Agreement); or

                 (f) the Shareholders may terminate this Agreement by giving written notice to CORESTAFF at any time prior to the Closing if the Closing shall not have occurred on or before January 30, 1998 by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

         10.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. Upon termination, CORESTAFF shall return or destroy all confidential documents, notes or other written memoranda regarding the Company delivered in connection with the transactions contemplated hereby within five (5) business days thereafter.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1    THE SHAREHOLDERS.

                 (a) When any particular Shareholder (as opposed to the Shareholders as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "SEVERAL" obligation of that Shareholder. This means that the particular Shareholder making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences CORESTAFF may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of each of the Shareholders in Article III above concerning the transaction are the Several obligations of the Shareholders.





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                 (b)      When the Shareholders as a group make a
         representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "JOINT AND SEVERAL" obligation of the Shareholders. This means that each Shareholder will be responsible for the entirety of any Adverse Consequences CORESTAFF may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of the Shareholders in Article V above concerning the Company are examples of Joint and Several obligations.

         11.2 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of CORESTAFF and the Shareholders; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

         11.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         11.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

         11.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of CORESTAFF and the Shareholders; provided, however, that CORESTAFF may (i) assign any or all of its rights and interests hereunder to a wholly-owned subsidiary of CORESTAFF (in any or all of which cases CORESTAFF nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

         11.6 FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement and provide such requesting party with a full set of original signature pages for each of the parties hereto other than the requesting party within two (2) days of the original execution date hereof.

         11.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.





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         11.8    NOTICES.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to a Shareholder:

                          at the address shown for such Shareholder on
                          Section 3.4 of the Disclosure Schedule.

                 with a copy to:

                          Pillsbury Madison & Sutro LLP
                          2550 Hanover Street
                          Palo Alto, California 94304
                          Attn: Jorge del Calvo, Esq.
                          Telephone:       (650) 233-4500
                          Facsimile:       (650) 233-4545

                 If to CORESTAFF:

                          CORESTAFF, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Attention:  Michael T. Willis
                          Telephone:       (713) 961-3633
                          Facsimile:       (713) 627-1059

                 with a copy to:

                          Peter T. Dameris, Esq.
                          Margaret G. Reed, Esq.
                          CORESTAFF, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Telephone:       (713) 961-3633
                          Facsimile:       (713) 627-1059

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests,





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demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Texas.

         11.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by CORESTAFF and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11.12   EXPENSES.

                 (a) If the Closing under this Agreement shall occur, CORESTAFF agrees to pay up to $25,000 of fees or expenses incurred by the Shareholders and/or the Company arising under or relating to this Agreement or the transactions contemplated by this Agreement (the "Transaction Expenses"). The Transaction Expenses shall not be included in any calculation of the EBIT of the Company. CORESTAFF shall pay the Shareholders the Transaction Expenses or cause the Transaction Expenses to be paid at the Closing, or after the Closing within three (3) business days following CORESTAFF's receipt from Shareholders of copies of invoices or other documents relating to the Transaction Expenses.

                 (b) Except as provided in paragraph (a) above, each of CORESTAFF and the Company will bear their own costs and expenses (including legal and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Except as provided in paragraph (a) above, Shareholders acknowledge and agree that any fees or expenses (including but not limited to legal, accounting and/or investment banking) associated with the transactions contemplated by this Agreement of the Shareholders and/or the Company shall be included in the definition of Net Working Capital of Target.





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         11.13   CONSTRUCTION.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any statute or law of any Governmental Authority shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.
If any Party has breached any representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.14 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.15 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         11.16 SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING AGAINST ANY SHAREHOLDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SHAREHOLDERS HEREBY IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. SHAREHOLDERS AGREE THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDINGS SHALL BE CONCLUSIVE AND BINDING UPON SHAREHOLDERS, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT. SHAREHOLDERS HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF IN WILMINGTON, DELAWARE, SO LONG AS THIS AGREEMENT IS OUTSTANDING, AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE FAILURE OF ANY SUCH AGENT TO GIVE ANY ADVICE OF ANY SERVICE OF PROCESS TO SHAREHOLDERS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, SHAREHOLDERS AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF DELAWARE ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO CORESTAFF. SHAREHOLDERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS





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OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE
MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SHAREHOLDERS, AT ITS ADDRESS SET FORTH IN SECTION 9(H) HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF CORESTAFF TO SERVE PROCESS OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SHAREHOLDERS IN ANY OTHER MANNER PERMITTED BY LAW. SHAREHOLDERS HEREBY WAIVE IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN HOUSTON, TEXAS OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION IN WILMINGTON, DELAWARE TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING
OUT OF OR BASED ON THIS AGREEMENT.





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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                 CORESTAFF:

                                 CORESTAFF, INC.



                                 By:
                                    ------------------------------------------
                                    Name:  Peter T. Dameris
                                    Title: Senior Vice President and Secretary


                                 THE COMPANY:

                                 SAGE I.T. PARTNERS, INC.


                                 By:
                                    ------------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                 THE SHAREHOLDERS:


                                 ---------------------------------------------
                                 EUGENE ROONEY


                                 ---------------------------------------------
                                 DAVID STANTON





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                          AGREEMENT AND PLAN OF MERGER
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